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                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Catuity Inc. Executive Stock Purchase Plan of our report dated March 8, 2002, with respect to the consolidated financial statements and schedule of Catuity Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                      /s/ Ernst & Young LLP

Detroit, Michigan
December 4, 2002